UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

American Healthcare REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41951	47-2887436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18191 Von Karman Avenue, Suite 300
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 270-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2026, or the Effective Date, we, through our operating partnership, American Healthcare REIT Holdings, LP, a Delaware limited partnership, or Buyer, entered into: (i) a purchase agreement, or the Portfolio Agreement, with Kensington Senior Living, LLC, a Virginia limited liability company, or Manager, White Plains Kensington Borrower, LLC, a New York limited liability company, White Plains Kensington, LLC, a New York limited liability company, Kensington SM GP LLC, a California limited liability company, FSDW Redwood City LLC, a California limited liability company, The Kensington of Falls Church, LLC, a Virginia limited liability company, Kensington Redondo Owner LLC, a Virginia limited liability company, and Kensington Reston Owner, LLC, a Virginia limited liability company, or collectively, the Portfolio Sellers; (ii) a purchase agreement, or the Kensington Park Agreement, with Manager and FSP-Kensington, LLC, a Maryland limited liability company, or the Kensington Park Seller; and (iii) a purchase agreement, or the Bethesda Agreement, with Manager and Regency Kensington Bethesda Owner, LLC, a Maryland limited liability company, or the Bethesda Seller and, together with the Portfolio Sellers and the Kensington Park Seller, the Sellers. The Portfolio Agreement, Kensington Park Agreement and Bethesda Agreement are referred to collectively herein as the “Purchase Agreements.” The Purchase Agreements provide for the purchase of certain real property and certain other property and interests relating to the use and operation of eight senior housing communities, as set forth in the Purchase Agreements, located in California, Maryland, New York and Virginia, consisting of 745 units, or collectively, the Kensington Portfolio, for an aggregate purchase price of $873,000,000, subject to prorations and adjustments as set forth in the Purchase Agreements. We are not affiliated with the Manager or the Sellers. The purchase and sale of the Kensington Portfolio and other transactions contemplated by the Purchase Agreements are referred to herein as the “Transaction.”

Pursuant to the Purchase Agreements, Buyer shall put into escrow deposits in the aggregate amount of $8,730,000 within three business days of the Effective Date. The deposits became non-refundable (except as discussed below or otherwise provided in each purchase agreement) upon the execution of the Purchase Agreements and are applicable to the purchase price of the respective purchase agreement. In the event Buyer defaults under any of the Purchase Agreements and has not cured such default within 10 business days after written notice, and such default is the sole reason closing does not occur, Sellers shall be entitled to recover as liquidated damages the portion of the deposit under the Portfolio Agreement, Kensington Park Agreement or Bethesda Agreement, as applicable. The deposit, paid pursuant to a purchase agreement, will be refundable to Buyer if that purchase agreement is terminated: (i) by Buyer pursuant to a default by Sellers or Manager as set forth in the applicable purchase agreement; (ii) by Sellers or Buyer if (a) any portion of a property subject to the respective purchase agreement is damaged or destroyed by any casualty which would cost greater than two percent of the portion of the purchase price allocated to such property to repair, or (b) there is a taking or condemnation that materially restricts access to a property, affects five percent or more of a property, reduces available parking to less than what is required by law, or has a material adverse effect for any period of time after the applicable purchase agreement closing on the use or operation of a property; or (iii) by Buyer if certain conditions to closing described in the Purchase Agreements are not met.

The Portfolio Agreement provides for closing on September 1, 2026, or the Initial Closing. Buyer has a one-time option to extend the Initial Closing until October 15, 2026 by written notice to the Portfolio Sellers at least one business day prior to the then-scheduled Initial Closing date, subject to Buyer’s payment of an additional deposit. Buyer’s obligation to close the Portfolio Agreement is conditioned on, among other conditions set forth in the Portfolio Agreement, the execution and delivery of additional closing documents, including management services agreements between Buyer and Manager for each property in the Kensington Portfolio.

The Kensington Park Agreement provides for closing either: (i) five business days after the date on which Buyer receives written consent to the transfer of property and assumption of the existing mortgage loan payable made in the original principal amount of $56,460,000, or the Existing Loan, from the lender party thereto, or the Lender Consent; or (ii) if the Lender Consent is not obtained on or prior to December 1, 2026, five business days following February 21, 2027 in which event Buyer will not assume the Existing Loan, or the Kensington Park Closing; but in no event will said closing occur prior to September 1, 2026. Kensington Park Seller’s obligation to close is conditioned on, among other conditions to closing described in the Kensington Park Agreement, (i) the consummation of the Initial Closing and (ii) the Bethesda Agreement remaining in full force and effect until the consummation of the Kensington Park Closing. Notwithstanding the foregoing, such conditions may be waived by the Kensington Park Seller.

The Bethesda Agreement provides for closing five business days after the satisfaction or waiver by Buyer of the condition that the property achieves a certified minimum annualized net operating income, as set forth in the Bethesda Agreement, for three consecutive full calendar months, or the Stabilization Condition, but in no event will said closing occur prior to September 1, 2026. If the Stabilization Condition is met or waived, an additional due diligence period of 30 days shall apply, in which the terms of the Bethesda Agreement relating to the due diligence period (including, without limitation, Buyer’s right to terminate the Bethesda Agreement) shall be reinstated and fully applicable, and closing shall occur five business days following the expiration of such reinstated due diligence period, or the Bethesda Closing. Bethesda Seller’s obligation to close is conditioned on, among other conditions to closing described in the Bethesda Agreement, the consummation of the Initial Closing and Kensington Park Closing. Notwithstanding the foregoing, such condition may be waived by the Bethesda Seller.

Each purchase agreement obligates the parties to perform such acts, and to execute, acknowledge and deliver, prior to, at or subsequent to closing of the Transaction, such applications, notices, instruments, documents and other materials as set forth in the Purchase Agreements. The Purchase Agreements also contain additional covenants, representations and warranties and indemnifications that are customary of purchase agreements involving the purchase and sale of real, personal and operating business assets. The material terms of the Purchase Agreements discussed above are qualified in their entirety by the Purchase Agreements, which we expect to file with our Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

We intend to finance the Transaction with funds raised through equity offerings, including proceeds from the physical settlement of forward sale agreements, borrowings under our credit agreement, assumption of debt, as disclosed above, or cash on hand. We anticipate the Initial Closing to occur in the third quarter of 2026 and the Kensington Park Closing and Bethesda Closing to occur by the end of 2026; however, we can give no assurance that either the Initial Closing, Kensington Park Closing or the Bethesda Closing will occur within this timeframe, or at all. The potential Transaction is subject to substantial conditions to closing.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including statements relating to our expectations regarding the Transaction, the Initial Closing, the Kensington Park Closing and the Bethesda Closing, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “target,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of, and assumptions made by, our management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation: risks that the Transaction may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock; risks related to the satisfaction of the conditions to closing the Transaction, including the Lender Consent and Stabilization Condition, in the anticipated timeframe or at all; the occurrence of any event, change or other circumstance that could give rise to termination of any of the Purchase Agreements; and those risks disclosed in our periodic reports as filed with the Securities and Exchange Commission. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.

Date:	August 10, 2026	By:	/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson Title: Chief Executive Officer and Chairman of the Board of Directors